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                                                                    EXHIBIT 99.2





May 28, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


          Re:  Gerald Stevens, Inc.
               Current Report on Form 8-K
               Filed April 30, 1999


Gentlemen:

We have read Item 4 of Form 8-K, dated April 30, 1999 (filed on May 17, 1999), and are in agreement with the statements contained in the first and second paragraphs. We are unable to agree with the registrant's statements in the third paragraph of Item 4 since the registrant inadvertently did not provide Ernst & Young LLP with the disclosures in Item 4 prior to their being filed on Form 8-K on May 17, 1999, and the only letter Ernst & Young LLP provided to the registrant is this letter dated May 28, 1999.

In addition, we have no basis to agree or disagree with other statements of the registrant contained in Item 4 of the above referenced filing.


                                                    /s/ Ernst & Young LLP



Tampa, Florida
May 28, 1999